UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 30, 2009
SIOUXLAND ETHANOL, LLC
(Exact name of small business issuer as specified in its charter)

Nebraska (State or other jurisdiction of Incorporation or organization)	000-52420 (Commission File Number)	22-3902184 (I.R.S. Employer Identification No.)
1501 Knox Boulevard
Jackson, Nebraska 68743
(Address of principal executive offices)
(402) 632-2676
(Issuer’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry Into a Material Definitive Agreement.
     On January 30, 2009, we entered into a Sixth Amendment to Credit Agreement (the “Credit Agreement Amendment”) which amends the Credit Agreement we entered into on May 4, 2006 with Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA, as previously amended on October 27, 2006, May 15, 2007, September 25, 2007, April 11, 2008 and June 30, 2008 (the “Credit Agreement”). The Credit Agreement provides, among other things, for a $3,500,000 line of credit which we use primarily to finance our grain hedging contracts (the “Line of Credit”). Under the Credit Agreement Amendment, the final maturity date of the Line of Credit has been extended to May 1, 2009.
     The remainder of the material terms of the Credit Agreement remain in effect and were not affected by the Credit Agreement Amendment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits

Exhibit
Number	Description

10.1	Sixth Amendment to Credit Agreement, made and entered into effective January 30, 2009, by and between Siouxland Ethanol, LLC and Farm Credit Services of America, FLCA and Farm Credit Services of America, PCA.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIOUXLAND ETHANOL, LLC
February 2, 2009	/s/ Charles Hofland
Charles Hofland, President
and Chief Executive Officer